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                                                                   EXHIBIT 10.17

                               LICENSE AGREEMENT

     THIS AGREEMENT is made and entered into as of the 19th day of December 1994, by and between:

     EG&G Inc., a corporation of the Commonwealth of Massachusetts, having a principal place of business at EG&G Instruments Group, 45 William Street, Wellesley, Massachusetts 02181, ("LICENSOR")

                                      and

     Rapiscan Security Products, Inc., a corporation of the State of California, having a principal place of business at 2830 Temple Avenue,, Long Beach, California 90806, ("LICENSEE")

                    CONSIDERATIONS UNDERLYING THIS AGREEMENT

     LICENSOR is the parent company of the owner of the entire right, title and interest in United States Patent 4,366,382 entitled X-RAY LINE SCAN SYSTEM FOR USE IN BAGGAGE INSPECTION (the "LICENSED PATENT") and has the right to make this license;

     LICENSEE desires to obtain from LICENSOR a license under the patent regarding both past and future sales of products read upon by any of the claims of LICENSED PATENT ("LICENSED PRODUCTS");

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     LICENSEE and LICENSOR intend for this Agreement to prescribe the rights and obligations among the parties regarding the LICENSED PATENT and all LICENSED PRODUCTS; and LICENSOR is willing to grant such a license;

     NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   Definitions

     A) "NET SALES" means with respect to LICENSED PRODUCTS sold by LICENSEE,, the number of current LICENSED PRODUCTS SOLD by LICENSEE to purchasers (if said purchasers are unrelated to LICENSEE) times the ROYALTY BASE for each LICENSED PRODUCT.

     B) "SOLD" means thirty (30) days from the day first billed out, shipped, paid for or put into use, whichever shall first occur, excluding transfers for resale (but not for use) between LICENSEE and its affiliated companies and excluding non-revenue bearing transfers for demonstration including but not limited to reliability testing purposes.

     C) "AFFILIATE" shall mean and include any legal entity at least thirty three percent (33%) of which directly or indirectly

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controls, is controlled by, or is under common control with a party of this
Agreement.

     D) LICENSEE and LICENSOR acknowledge that the ROYALTY BASE has been the subject of negotiation and is intended to define a royalty only on the subject matter of the claims of the LICENSED PATENT while maintaining simplicity in accounting. The ROYALTY BASE is also intended to exclude returns and separately set forth charges, if any, included in the invoiced price including, but not by way of limitation, charges for packing, transportation, design, engineering, special testing, insurance, taxes, customs, duties, installation and warranty charges. In the event LICENSEE shall transfer LICENSED PRODUCTS to related or affiliated third parties, the NET SALE shall be the ROYALTY BASE applicable to a sale to an unrelated or unaffiliated third party or if such transfer had been made as a normal sale.

     E)   "EFFECTIVE DATE" shall mean the date first written above.

     F) "LICENSED PATENT" shall include foreign counterparts, including Canadian Patent 1,171,980, reissue or reexamined patents, PCT, divisions, continuations or continuations-in-part thereof.

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2.   Grant of License

     LICENSOR hereby grants to LICENSEE a non-exclusive, personal, non-transferable right and license in the LICENSED PATENT to make, have made, use and sell or otherwise dispose of LICENSED PRODUCTS.

3.   Royalties

     A) LICENSEE shall pay to LICENSOR a continuing royalty equal to eight percent (8%) of LICENSEE's NET SALES.

     B)   i.   The ROYALTY BASE for LICENSEE's current X-Ray scanner shall be twenty eight thousand dollars ($28,000).

          ii. Comparable models of X-ray scanners shall have a ROYALTY BASE of sales price less a fourteen percent (14%) allowance for warranty and installation charges, but the ROYALTY BASE shall not exceed fifty thousand dollars ($50,000) less allowance.

          iii. LICENSOR and LICENSEE shall negotiate a ROYALTY BASE for X-ray scanners having significantly distinguishable operating features, such as suitability for the automatic market.

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     C)   As consideration for LICENSEE's making of LICENSED PRODUCTS prior to the effective date of this Agreement, LICENSEE shall pay or shall cause an AFFILIATE to pay to LICENSOR the sum calculated by multiplying the aggregate NET SALES of LICENSED PRODUCTS made, sold or otherwise disposed of in the United States from April 1988 to the EFFECTIVE DATE by the continuing royalty percentage in Article 3A above. The sum shall be paid to LICENSOR within thirty
(30) days following the EFFECTIVE DATE. A report in accordance with the requirements of Article 4A below shall be required with the payment.

     D) The obligation to pay royalties shall extend to the expiration of the LICENSED PATENT or until a judgment from a court of last resort that the LICENSED PATENT is declared invalid becomes final.

4.   Reports and Payments

     A) Within forty five (45) days after the and of each calendar quarter, LICENSEE shall render to LICENSOR a report stating the number and types of LICENSED PRODUCTS manufactured, used or sold during said quarter, the NET SALES of the LICENSED PRODUCTS, and a computation of royalties due LICENSOR. At the time of rendering such report, LICENSEE shall make the royalty payment required by this Agreement.

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     B)   LICENSEE agrees to keep full and accurate records, files and books of account for a period of four (4) years following each report to LICENSOR containing all the data reasonably required for the computation and verification of the royalties paid and the information given in the reports provided for herein.

     C) LICENSOR shall have the right, during reasonable hours and upon reasonable advance notice, to have the correctness of any such report audited at LICENSOR'S expense, by a firm of independent public accountants, selected by LICENSOR and reasonably acceptable to LICENSEE, which shall examine LICENSEE's records only on matters pertinent to this Agreement. No more than one such audit shall be conducted per annum. LICENSOR shall authorize said independent public accountants to enter into a reasonable proprietary agreement in order to shield LICENSOR from proprietary business information of LICENSEE. In the event that it shall be determined by said independent public accountants at any time that LICENSEE has under reported in an amount in excess of ten percent (10%) of the royalties properly due with one or more reports, LICENSEE, in addition to any other remedy shall reimburse LICENSOR's full cost and expense associated with such audit and to pay to LICENSOR an amount equal to two (2) times that which LICENSEE has failed to report or pay.

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     D)   All payments shall be in United States currency payable to LICENSOR at the address specified below and shall be in immediately available funds.

     E) All payments due pursuant hereto shall be made without deduction of taxes of any kind. In the event applicable exchange control regulations prevent remittance of United State currency by LICENSEE, LICENSEE agrees at LICENSOR's option to deposit an equivalent amount in a currency and in a bank as designated by LICENSOR for the account of LICENSOR.

5.   Most Favored Licensee

     If subsequent to the Effective Date of this agreement another manufacturer of X-ray scanning systems similarly situated to LICENSEE is granted a license by LICENSOR which provides to said manufacturer a combined royalty rate and royalty base more favorable than that provided herein to LICENSEE, LICENSOR shall notify LICENSEE of any such license, and describe in the notice such more favorable combined rate and base as well as any additional burdens imposed upon such manufacturer. LICENSEE shall have thirty (30) days to notify LICENSOR whether LICENSEE desires to have the more favorable combined rate and bass provided that LICENSEE shall also accept the additional burdens. If LICENSEE elects to adopt such more favorable license terms, such adoption and such terms will be effective as of the first day of the

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reporting quarter containing the effective date of the agreement between
LICENSOR and said manufacturer.

6.   Non-assignability

     A) The license granted herein is non-assignable and LICENSEE shall not grant a sublicense hereunder. Change of control of LICENSEE shall constitute an assignment of this license which shall be permitted with written consent of LICENSOR, which consent shall not be unreasonably withheld. An initial public offering of shares by LICENSEE shall not constitute a "Change of Control" within the meaning of this paragraph.

     B) LICENSOR may assign this Agreement and its obligations herein to any Affiliate of LICENSOR. LICENSOR shall give LICENSEE prompt notice of any such assignment.

7.   Patent Marking

     Commencing within ninety (90) days following the EFFECTIVE DATE, LICENSEE agrees to mark LICENSED PRODUCTS to specify that the LICENSED PRODUCTS are manufactured under license from Astrophysics Research Corporation and in a form in accordance with the notice requirements of Title 35 of the United States Code, Section 287. The following form of notice will be acceptable to LICENSOR:
"U.S.

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Pat.  No. 4,366,382." LICENSOR shall permit LICENSEE to promptly effect a cure should inadvertent failure to so mark be discovered.

8.   Duration

     A) This Agreement shall continue in full force and effect until the expiration of the LICENSED PATENT unless this Agreement is sooner terminated as herein provided.

     B) LICENSOR may terminate this Agreement forthwith upon notice to LICENSEE if:

          i. LICENSEE remains in default in making any payment or report required hereunder or fails to comply with any other provision hereof for a period of forty five (45) days, in each case after written notice of each such default or failure is given by LICENSOR; provided that if LICENSEE shall be in default in making any two successive payments or reports required hereunder on a timely basis, LICENSOR shall be entitled to terminate this Agreement forthwith upon notice to LICENSEE, unless a genuine good faith dispute exists as to the amount due and any amounts not in dispute are timely paid;

          ii. LICENSEE should become insolvent, enter into bankruptcy voluntarily or involuntarily and the petition is not dismissed in 91 days or make any assignment for the benefit of one

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or more creditors or should an order for compulsory liquidation of LICENSEE be made by any court;

          iii. LICENSEE shall be determined by a court of competent jurisdiction to have willfully or deliberately violated any provision of this Agreement, or to have concealed from LICENSOR any failure to comply with this Agreement, including, but not limited to, the deliberate or willful understatement of royalties payable or the refusal to timely pay royalties, or shall be determined to have acted other than in good faith in breaking any provision of this Agreement; or

          iv. LICENSEE shall have engaged in any unauthorized infringement of the LICENSED PATENT and shall not have cured such a default within a period of thirty (30) days after written notice from LICENSOR.

     C) Any termination of the Agreement shall not relieve LICENSEE of liability for any payments accrued or owing prior to the date of such termination or for any payments on LICENSED PRODUCTS manufactured or located in the United States prior to the date of such termination and sold thereafter.

     D) LICENSEE acknowledges, that this Agreement was entered into as a result of a dispute based upon LICENSOR's assertion that the LICENSED PATENT was valid and enforceable and was being

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infringed by LICENSEE. The parties acknowledge that this Agreement is in lieu of a final settlement of the dispute. LICENSEE agrees that should it, during the term of this Agreement, contest the validity of the LICENSED PATENT by filing or causing others to file any legal action or any proceeding for reexamination of the LICENSED PATENT, then LICENSOR shall have the right to forthwith and thereafter terminate this Agreement and/or any, and all rights granted to LICENSEE by this Agreement, to the extent that the exercise of such right to terminate is permitted under the laws of the United States.

9.   Notices

     All notices required to be sent by either party under this Agreement shall be in writing and sent either by prepaid certified or registered U.S. mail, return receipt requested or by prepaid DHL, Federal Express or United States Postal Service Express mail for next business day delivery, and shall be deemed to have been duly given when received.

     If to LICENSEE, to:

          Rapiscan Security Products, Inc.
          2830 Temple Avenue,
          Long Beach, California 90806
          Attention: President
          FAX (310) 644-0616

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If to LICENSOR, to:

          EG&G Inc
          45 William Street
          Wellesley, MA 02181-4078
          Attention: Vice President, Instruments Group
          FAX (617) 431-4153

With a copy to:

          EG&G, Inc.
          45 William Street
          Wellesley, Massachusetts 02181-4078
          Attention: Vice President and General Counsel
          FAX (617) 431-4115

unless a different address shall have been duly given previously.

10.  Governing Law and Jurisdiction

     A) The construction and legal effect of this Agreement shall be governed by the laws of the State of California, U.S.A. without regard to conflicts of laws rules.

     B) Any disputes, controversies or claims between the parties arising out of or relating to this Agreement shall be settled by binding arbitration according to the rules of the American Arbitration Association. Such arbitration shall take place in Los Angeles County, California, or such other place as the parties may mutually agree.

     C) Notwithstanding the foregoing, in the event that the parties do not agree on whether a particular design of X-ray

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scanner product, marketed or to be marketed by LICENSEE, is read upon by the claims of the LICENSED PATENT, resolution of that question shall be resolved by such dispute mechanism as the parties shall agree to, or if they cannot agree, the dispute as to whether a particular design is read upon by the claims of a LICENSED PATENT shall be presented in a mini-trial format, using the Federal Rules of Evidence, where appropriate, to a group of three professionals ("Judges") acceptable to both parties, at least one of whom shall be a patent lawyer and at least one of whom shall be skilled in the art of X-ray scanners. At the end of the mini-trial, the question of whether the claims, properly construed and interpreted pursuant to the laws of the United States, shall be put to the three Judges. The majority vote of the three judges shall resolve the dispute and shall be binding on both parties and shall be the sole method for resolving any disputes directed to such a question in the absence of agreement of the parties. It is the intent of this section to provide a quick, inexpensive and binding resolution of such disputes.

11.  Miscellaneous

     A) LICENSOR makes no warranty, either express or implied, that the PRODUCTS manufactured and sold by LICENSEE will not infringe any patents of any country or nation of the world not owned or controlled by licensor.

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     B)   LICENSOR undertakes to use its best efforts to enforce the LICENSED
PATENT against third parties and to cause them to stop any infringement. LICENSEE may identify to LICENSOR from time to time in writing third parties whom it believes are infringing the LICENSED PATENT. LICENSOR shall make reasonable efforts to determine whether those third parties are infringing. LICENSOR shall within 120 days notify LICENSEE as to whether it believes the third party is infringing, and if not why not, or shall state to LICENSEE why infringement cannot be confirmed. Should LICENSOR cease to use best efforts to obtain cessation of unlicensed infringement of the LICENSED PATENT, LICENSEE beginning one year after notice to LICENSOR may pay all future royalties in to an escrow account payable to LICENSOR at such time as LICENSOR obtains cessation of unlicensed infringement of the LICENSED patent. Should efforts on behalf of LICENSOR cease, the escrow account shall be payable to LICENSEE. If such efforts on behalf of LICENSOR are continuing at the time the LICENSED PATENT expires, the escrow account shall be payable to LICENSOR. "Best efforts" as used herein shall allow LICENSOR full latitude to conduct its enforcement of the LICENSED PATENT, and actions that would not result in a finding of laches or estoppel in an infringement action, e.g. prosecuting only one lawsuit at a time, shall be deemed to meet the requirement of best efforts.

     C) LICENSOR shall not be liable for any consequence or damage arising out of or resulting from anything made available

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hereunder, or for the exercise by LICENSEE of any rights granted hereunder, nor be liable to LICENSEE for consequential damages under any circumstances.

     D) If any provision of the Agreement is or becomes or is deemed invalid, illegal or unenforceable under the applicable laws or regulations of the United States, State of California or any other jurisdiction, such provision will be deemed to be amended to the extent necessary to conform to the applicable laws or regulations or, if it cannot be so amended without materially altering the intention of LICENSEE and LICENSOR, it will be stricken, and the remainder of this Agreement will remain in full force and effect.

     E) This Agreement constitutes the entire understanding of the parties with respect to its subject matter and supersedes all prior and contemporaneous oral or written negotiations, agreements and understandings. This Agreement may be modified only in writing signed by LICENSOR and LICENSEE.

     F) No failure or delay to act upon any default or to exercise any right, power or remedy hereunder will operate as a waiver of any such default, right, power or remedy.

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     G)   This Agreement has been drafted on the basis of mutual understanding so that neither party shall be prejudiced as being the drafter thereof.

     H) LICENSOR shall cause all payments, reports, audits, and other communications to be transmitted to and directly kept by LICENSOR and not transmitted or disclosed to LICENSOR's subsidiary, EG&G Astrophysics Research, a competitor of LICENSEE in X-ray baggage inspection systems. LICENSOR shall endeavor in good faith to not transmit to EG&G Astrophysics information derived from such communications. This Agreement and any payments made under this Agreement will not be used as a marketing tool by LICENSOR. Factual reference to the LICENSED PATENT as being the property of LICENSOR's subsidiary shall not be deemed to be use as a marketing tool.

     I) LICENSOR warrants that it owns EG&G Astrophysics Research, Inc., the owner of the entire right title and interest of

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the LICENSED PATENT, and that LICENSOR is legally capable of and authorized to enter into this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized representative.


LICENSOR:                                LICENSEE:

EG&G INC.                                RAPISCAN SECURITY PRODUCTS, INC.



By /s/                                   By /s/
  ----------------------------             -------------------------------
   Title: Vice President                    Title:
                                                  ------------------------

Date:  December 19, 1994                 Date:
                                               ---------------------------

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                       MODIFICATION TO LICENSE AGREEMENT


    EG&G, Inc. (LICENSOR) and Rapiscan Security Products, Inc., (LICENSEE) hereby agree to modify the License Agreement entered into by and between the two companies on December 19, 1994, as follows:

    Section 1, paragraph A is deleted and replaced with:

    A) "NET SALES" shall men the total of the NET INVOICE PRICE for LICENSED PRODUCTS sold by LICENSEE that do not meet the criteria outlined in Sections Ai, Aii or Aiii of Paragraph 3.

    The following paragraph is added to Section 1:

    G) "NET INVOICE PRICE" shall mean the gross invoice selling price of each LICENSED PRODUCT sold by LICENSEE less warranty and installation charges of fourteen percent (14%). The term LICENSED PRODUCT shall not include any kits or any parts sold for additional assembly.

    Paragraphs A, B and C of Section 3 are deleted and replaced with the following:

3.  Royalties

    A) LICENSEE shall pay LICENSOR a continuing royalty equal to eight percent (8%) of LICENSEE's NET SALES subject to the following exceptions:

        i. For every "Series I" machine sold by LICENSEE at a NET INVOICE PRICE between $15,000 and $20,000, LICENSEE shall pay LICENSOR a flat rate of $750 per machine;

        ii. For every "Series 300" machine sold by LICENSEE at a NET INVOICE PRICE between $20,000 and $30,000, LICENSEE shall pay LICENSOR a flat rate of $1000 per machine;

        iii. For every "Series 500" machine sold by LICENSEE at a NET INVOICE PRICE

          a) between $30,000 and $35,999, LICENSEE shall pay LICENSOR a flat rate of $1500 per machine.

          b) between $36,000 and $42,000, LICENSEE shall pay LICENSOR a flat rate of $2000 per machine.

        iv. If the NET INVOICE PRICE is below the lowest of the aforesaid minimums, then the royally for such sale shall be negotiated in good faith between the parties.
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        v.   No royalty shall be paid on any portion of a NET INVOICE PRICE in excess of $50,000 for the above mentioned, or comparable, machine models.

    All remaining sections of the License Agreement remain in full force and effect.

    This modification is effective as of December 19, 1994.

LICENSOR                                 LICENSEE:

EG&G, INC.                               RAPISCURITY PRODUCT INC.


By: /s/ Angelo Castellano                By: /s/ Deepak Chopra
   ----------------------------             ---------------------------
    Title: Vice President                    Title: CEO